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                                                                   EXHIBIT 23(d)

           CONSENT OF FINANCIAL INSTITUTIONS ADVISORY SERVICES, INC.


         The Undersigned hereby consents, pursuant to Rule 436 of the Securities Act of 1933, as amended, to the references made in the firm under the caption "Background of the Merger" in the Proxy Statement consisting part of the Registration Statement on Form S-4 of Citi-Bancshares, Inc.



                          /S/ FINANCIAL INSTITUTIONS ADVISORY SERVICES, INC.



Tampa, Florida
February 14, 1996